EXHIBIT 10.20

                                                    LOAN MODIFICATION AGREEMENT


         This agreement amends the Promissory Note dated September 30, 1996 ("Note") executed by SEMITOOL, INC ("Borrower") in favor of Bank of America National Trust & Savings Association, doing business as Seafirst Bank, successor by name change to Bank of America NW, NA doing business as Seafirst Bank("Bank"), regarding a loan in the maximum principal amount of $15,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

         1. Interest Rate. The Adjusted LIBOR Rate margin as shown in Exhibit A, Article 1 to the note is changed to 1.75%.

         2. Other Terms. Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.

         DATED October 2, 1997.


Bank:                                           Borrower:

SEAFIRST BANK                                   SEMITOOL, INC

By     /s/Joe Poole                             By: /s/ Raymon F. Thompson
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Title    VP                                       Raymon F. Thompson, President